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                                                                    EXHIBIT 4.46

                          AGREEMENT OF LOAN AND PLEDGE

                                     between

                         DURBAN ROODEPOORT DEEP, LIMITED
                                ("the Creditor")

                                       and

                       EAST RAND PROPRIETARY MINES LIMITED
                                 ("the Pledgor")

INTRODUCTION

1. Pursuant to an agreement between CROWN GOLD RECOVERIES (PROPRIETARY) LIMITED ("Crown") and the Pledgor signed on 5 September 2002 providing for the acquisition by Crown of the Pledgor company ("the acquisition agreement"), the Creditor is about to lend and advance to the Pledgor a working capital facility of R10 million (TEN MILLION BAND) against the security of the pledge by the Pledgor of certain movable assets. In the acquisition agreement such pledge is to be effected by separate agreement and perfected prior to any of this sum being advanced. This agreement constitutes the separate agreement contemplated.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

2. As a continuing covering security for the aforesaid loan together with all interest to accrue thereon, as well as for all and arty other amounts which may in future be loaned by the Creditor to the Pledgor, the Pledgor hereby pledges to the Creditor the movable assets ("the Securities") listed and/or described in the schedule annexed hereto and initialled by the parties for the purposes of identification.

3. In order to perfect the pledge, the Pledgor shall simultaneously with the signing hereof deliver the Securities to the Creditor, whose duty appointed agent for this purpose is Crown. In terms of the acquisition agreement Crown shall on 9 September

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     2002 assume full management control of the operations of the Pledgor. Crown shall thereby take possession of all the Pledgor's assets including the Securities, and in doing so, it takes possession of the Securities on behalf of and as agent for the Creditor.

4. The Creditor shall be entitled but not obliged to remove the Securities from the premises of the Pledgor at any time this pledge is in force. The Creditor may in its discretion leave the Securities at any premises of the Pledgor, where it will be and remain, or be deemed to be and remain in the possession and under the control of Crown. For this purpose the Pledgor's personnel are deemed to be under the control of Crown, and are deemed to act as agents of the Creditor.

5. The Pledgor may from time to time, subject to the prior written approval of the Creditor, add to or substitute for the Securities such other securities as the Pledgor may have available.

6. If the value of the Securities ceases to provide a margin of security satisfactory to the Creditor, the Pledgor shall provide to the Creditor, on demand, additional security to the satisfaction of the Creditor.

7. The Pledgor warrants to the Creditor (and this agreement is based thereon) that:

7.1       it is the beneficial owner and lawful possessor of the Securities;

7.2 the Securities are not subject to any encumbrance and may be pledged and delivered by the Pledgor without any limitation;

7.3 no right of pre-emotion or option exists or will exist in respect of the Securities for so long as this agreement is in force between the parties.

7.4 The Securities do not constitute the major portion of the Pledgor's undertaking, and that if they do, then the signatory hereto on behalf of the Pledgor shall procure that a shareholders' resolution of the Pledgor in general meeting shall be passed ratifying and adopting this agreement.

8. The Pledgor shall bear and pay all costs of and incidental to the holding of the Securities including but not limited to, the holding, storage, transportation and insurance thereof and the maintenance of the Securities in good order and repair.

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     Any amounts expended by the Creditor in that regard shall be added to the amounts owing by the Pledgor to the Creditor and shall bear interest at the Prime Rate.

9. The security provided in terms hereof shall constitute a continuing covering security notwithstanding:

9.1 any fluctuation in or temporary extinction of the amount of the Pledgor's indebtedness to the Creditor;

9.2 any variation or amendment to any agreement or other undertaking for the time being in existence between the Pledgor, the Creditor and/or any other person;

9.3       any indulgence shown or given by the Creditor to the Pledgor.

10. All amounts owing in terms of this agreement together with interest thereon shall forthwith become due and payable in the event of the suspensive conditions in the acquisition agreement not being fulfilled, or the acquisition agreement becoming null and void for any other reason, or inchoate or being cancelled or terminated or declared so by the Pledgor or the Creditor, in each case for any reason whatsoever.

11. If the Pledgor breaches any of the terms or conditions of this agreement and fails to remedy that breach within 7 (seven) days of despatch of a notice calling upon it to do so, the Creditor shall be entitled, notwithstanding anything to the contrary contained in any agreement between the Pledgor and it, to demand immediate payment of all amounts which the Pledgor may then owe to it in terms hereof, together with interest thereon, calculated at the Prime Rate, whether or not such amounts are then due, without prejudice to any rights which the Creditor may otherwise have as a result of that breach.

12. The Creditor shall be entitled without notice to the Pledgor and without first obtaining an order of court to:

12.1 cause all or any of the Securities to be sold either by public auction or private treaty, as the Creditor in its sole and absolute discretion deems fit; or

12.2 acquire all or any of the Securities (without prejudice to the rights of the Creditor to purchase such property at any such sale by public auction) at a

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          price equal to the fair value thereof which, in the absence of agreement shall be determined by an expert agreed upon or failing agreement, appointed by the chairman of APSA after hearing the parties' representations, which experts) shall act as expert(s), and not as arbitrators, and their decision shall be final and binding on the Pledgor; and/or

12.3 convey valid title In the Securities to any purchaser thereof (including the Creditor).

     The Creditor may, in its absolute discretion, apply the net proceeds of such sale or the purchase price payable by the Creditor, as the case may be, after deducting therefrom all costs and expenses incurred in or about the realisation of the Securities and in the exercise by the Creditor of its rights in reduction or discharge, as the case may be, of the Pledgor's indebtedness to the Creditor. Without prejudice to such other rights as the Creditor may have at law, the residue (if any) remaining after the net proceeds of such sale or purchase price payable have been applied as aforesaid shall be paid to the order of the person legally entitled thereto.

THUS DONE AND SIGNED at Johannesburg on this the 16 day of OCTOBER 2002 by the Creditor in the presence of the undersigned witnesses.

AS WITNESSES


1. /s/ B. Morton

2                                                  /s/ I.L. Murray
                                                   -----------------------------
                                                   DURBAN ROODEPOORT DEEP,
                                                   LIMITED

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                                                                          Page 5

THUS DONE AND SIGNED at Johannesburg by the PLEDGOR on this 12th day of SEPTEMBER 2002 in the presence of the undersigned witnesses.

AS WITNESSES


1.

2                                                  /s/ K. Wright
                                                   -----------------------------
                                                   EAST RAND PROPRIETARY MINES
                                                   LIMITED


[LAST SIGNED  SEPTEMBER 2002]

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                                    SCHEDULE

                               ASSETS                                           VALUE

A.     THE COMPRESSOR ROOM
       1. 1 X Solzer JHI Compressors                                          1 500 000.00
       2. Winder and existing shaft                                           3 500 000.00
                                                                           R  5 000 000.00

B.     SYMONS CRUSHERS
       1. 2 X 4 Foot Symon's crusher (complete)
       2. 3 X 5 1/2 Symons Crusher (complete)                              R  2 500 000.00

C.     CASON DUMP                                                          R 10 000 000.00

D.     MILL HOUSE
       1. 9 X mill bins (complete with motor and gearbox
       -7     in the Mill House 2 in the Sand Plant                        R  2 700 000.00

       TOTAL                                                               R 25 200 000.00